                                                                Exhibit 9(ii)(a)

                                                            DATED: APRIL 1, 1997
                                                         AMENDED: MARCH 23, 1998

                                   SCHEDULE A
                                     TO THE
                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                        BETWEEN FOUNTAIN SQUARE FUNDS AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP

               NAME OF FUND                                                             COMPENSATION*
               ------------                                                             -------------
Fountain Square Government Cash Reserves Fund                               Annual Rate of:
Fountain Square Commercial Paper Fund                                       Twenty one-hundredths of one percent (0.20%) of all
Fountain Square U.S. Treasury Obligations Fund                              Funds' average daily net assets up to $1 billion
Fountain Square U.S. Government Securities Fund
Fountain Square Quality Bond Fund                                           Eighteen one-hundredths of one percent (0.18%) of all
Fountain Square Ohio Tax Free Bond Fund                                     Funds' average daily net assets in excess of $1 billion
Fountain Square Quality Growth Fund                                         up to $2 billion
Fountain Square Mid Cap Fund
Fountain Square Balanced Fund                                               Seventeen one-hundredths of one percent (0.17%) of
Fountain Square International Equity Fund                                   all Funds' average daily net assets in excess of $2
Fountain Square Equity Income Fund                                          billion
Fountain Square Bond Fund for Income
Fountain Square Municipal Bond Fund
Fountain Square Pinnacle Fund
Fountain Square Cardinal Fund
Fountain Square Tax Exempt Money Market Fund


FOUNTAIN SQUARE FUNDS                            BISYS FUND SERVICES L.P.

By:   /s/ STEPHEN G. MINTOS                      By:  BISYS Fund Services, Inc.
      ---------------------------                     General Partner
      Stephen G. Mintos, President

                                                 By:  /s/ J. DAVID HUBER
                                                      -------------------------
                                                      J. David Huber
                                                      Executive Vice President

*        All fees are computed daily and paid periodically.

XX The rate of compensation includes up to four classes of shares per portfolio. An additional minimum fee of $10,000 per portfolio for each additional class will be assessed.